EXHIBIT 99.1
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                                                       Contact: Robert A. Lerman
                                                                    860-683-2005
NEWS   RELEASE                                                      OTCBB:  TDYT
                                                                    May 8, 2006
                                                         For immediate release


                  THERMODYNETICS' UK SUBSIDIARY BEGINS TRADING

                   ON THE LONDON STOCK EXCHANGE'S AIM MARKET.

WINDSOR, CT -- Monday, May 8, 2006, TDYT:OTCBB

Thermodynetics has arranged the financing of its UK subsidiary Turbotec Products PLC ("TPP") by means of an IPO through Dawnay Day Capital Markets. Shares in TPP are now traded on the AIM Market of the London Stock Exchange under the symbol TRBO.

The IPO raised a total of (pound)4.8 million (the exchange rate is $1.86US per (pound)1), or approximately $8.8 million. After the sale of the stock to the UK investors, TDYT owns a total of 56.32% of the remaining shares of TPP, valuing the TPP Group at approximately $20 million.

Organizationally, Turbotec Products, Inc. ("TPI") is a wholly owned subsidiary of TPP and TPP is 56.32% owned by TDYT.

Effective simultaneously with the IPO, the officers and directors of TDYT changed and certain personnel moved from one corporation to the other to allow both companies to operate independently since the two organizations are publicly traded, TRBO and TDYT. The new officers and directors of TDYT are Robert A. Lerman, President, CEO and director, John F. Ferraro Secretary, Treasurer and director, Fred Samuelson director and John Hughes director. The officers and directors of TPP are Sunil Raina, Managing Director and director (and TPI President), Robert Lieberman, Finance Director (and TPI CFO and Treasurer) and Anthony Mirabella, non-executive director. Along with Mr. Mirabella, it is the intent of TPP to have two other UK based non-executive directors.

ABOUT THERMODYNETICS, TURBOTEC PRODUCTS PLC ("TPP") AND TURBOTEC PRODUCTS, INC (" TURBOTEC")

Turbotec is a wholly owned operating subsidiary of TPP which in turn is a subsidiary of Thermodynetics. Turbotec is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. Turbotec markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries.

Turbotec's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.

FORWARD LOOKING STATEMENTS

This report contains certain forward-looking statements regarding Thermodynetics, TPP and Turbotec, their business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause their actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the ability to successfully and timely develop and finance new projects, the impact of competition on revenues, changes in unit prices, and supply and demand for Turbotec's tubing product lines in the markets served.

When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Thermodynetics, TPP and Turbotec undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect their respective businesses.